Exhibit 3


                         AGREEMENT OF JOINT FILING

              Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of PLD Telekom Inc. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: April 12, 1999

                                       THE NEWS CORPORATION LIMITED


                                       By:/s/ Arthur M. Siskind
                                         _____________________________
                                          Name:  ARTHUR M. SISKIND
                                          Title: DIRECTOR


                                       NEWS AMERICA INCORPORATED


                                       By:/s/ Arthur M. Siskind
                                          _____________________________
                                          Name:  ARTHUR M. SISKIND
                                          Title: DIRECTOR


                                       NEWS PLD LLC


                                       By:/s/ Lawrence Jacobs
                                          _____________________________
                                          Name:  LAWRENCE JACOBS
                                          Title: VICE PRESIDENT


                                       /s/ Rupert Murdoch
                                       ________________________________
                                       K. RUPERT MURDOCH